UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 23, 2008
CALLIDUS SOFTWARE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50463 (Commission File Number)	77-0438629 (IRS Employer Identification No.)

160 W. Santa Clara Street, Suite 1500 San Jose, CA (Address of Principal Executive Offices)	95113 (Zip Code)
(408) 808-6400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b))
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.25

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 23, 2008, the Board of Directors (the “Board”) of Callidus Software Inc. (the “Company”) approved the performance criteria under the Company’s cash bonus plan for eligible employees (including all of the Company’s named executive officers and its principal executive officer and principal financial officer) for the first two quarters of fiscal year 2008. Under the Company’s performance-based cash bonus plan, cash bonuses are based solely on Company financial performance over quarterly periods. Awards for the quarterly periods ending March 31, 2008 and June 30, 2008, will be measured and paid after the close of each applicable fiscal quarter.
     For these quarterly periods (and for future periods unless otherwise determined by the Board or the Compensation Committee), the Company’s financial performance goals consist of revenue, operating income and On-Demand annual contract value targets. The target bonus for the named executive officers currently ranges from 75% to 100% of base salary for the performance periods, although the actual amount of the bonus will vary depending on the level of the Company’s performance. In order for a participant to receive a cash bonus for these periods, the Company must achieve certain minimum goals established by the Board. Participants will have the potential to receive increasing bonus amounts if the Company’s performance exceeds the targets.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     10.25   Callidus Software Inc. Form of Executive Incentive Bonus Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.
Date: January 29, 2008	By:	/s/ V. Holly Albert
		Name:	V. Holly Albert
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
10.25	Callidus Software Inc. Form of Executive Incentive Bonus Plan.